Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 21, 2013, in the Registration Statement (Form S-1) and related Prospectus of bluebird bio, Inc. dated May 14, 2013.

/s/ Ernst & Young LLP

Boston, Massachusetts

May 14, 2013